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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                     Information Required in Proxy Statement
                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                  [ ]  Confidential, For Use Of The
[ ] Definitive Proxy Statement                   Commission Only (As Permitted By
[ ] Definitive Additional Materials              Rule 14a-6(e)(2))
[X] Soliciting Material Pursuant Rule to 14a-11
    or Rule 14a-12

                         JANUS HOTELS AND RESORTS, INC.
                (Name of Registrant as Specified in its Charter)

                                      None
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid herewith:

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Filed: September 24, 2003
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                                                                    Exhibit 99.1


                         JANUS HOTELS AND RESORTS, INC.

                                  NEWS RELEASE

                      FOR IMMEDIATE RELEASE: JULY 29, 2003

   JANUS HOTELS AND RESORTS, INC. TO BE ACQUIRED BY JANUS ACQUISITION, INC.

Boca Raton, Florida, July 29, 2003 - Janus Hotels and Resorts, Inc. ("Janus") (NASDAQ SM:JAGI) and Janus Acquisition, Inc. ("JAC"), announced today that the two companies have signed a definitive agreement for JAC to acquire Janus. The acquisition, approved by the boards of directors of both companies, is to be accomplished through a merger whereby the shareholders of Janus other than JAC would receive $0.65 for each share of common stock. Shareholders of JAC currently own or control approximately 70.4% of Janus's common stock.

The merger will qualify as a going private transaction under federal securities law and is expected to be consummated in the fourth quarter of this year.

"This transaction represents an important step in the evolution of Janus. By becoming a private company, Janus will significantly reduce its administrative costs and eliminate filing requirements associated with being a public company. This will allow us to concentrate on core business strategy," said Louis S. Beck, Chairman and CEO of Janus.

Following the completion of the merger, two significant shareholders of Janus, Louis S. Beck and Harry G. Yeaggy, will share ownership of JAC. Murray, Devine & Co., Inc. acted as financial advisor to the independent members of the Janus Board of Directors in connection with the merger.

About Janus Hotels and Resorts, Inc.

Janus Hotels and Resorts, Inc. is engaged in the business of management and ownership of hospitality properties. The Company currently owns twelve hotels and manages thirty-five hotels totaling approximately 8,000 rooms under its management.

For more information contact:

            Janus Hotels and Resorts, Inc., Boca Raton
            Eric L. Glazer, 561-997-2325
            E-mail: eglazer@janushotels.com

When used in Janus' press releases and in oral statements made with the approval of an authorized executive officer of Janus, the words or phrases "expects", "plans", "outlook", "will likely result" or similar expressions (including confirmations by an authorized executive officer of Janus of any such expressions made by a third party with respect to Janus) are intended to
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identify forward-looking statements, each of which speak only as of the date made. Janus has no obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of Janus. Prior to the Notice of Special Meeting of Shareholders, Janus will file a preliminary Proxy Statement with the Securities and Exchange Commission and Janus, JAC and other related parties will file a
Schedule 13-E-3 with respect to the merger. The Preliminary Proxy Statement,
Schedule 13E-3 and other related documents will be made available to all stockholders of Janus, at no expense to them. The Proxy Statement, Schedule 13E-3 and other related documents will also be available at no charge at the Securities Exchange Commission's website at www.sec.gov.